UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                       Date of Report: September 24, 1997
              (Date of earliest event reported: September 24, 1997)

                         Commission File Number: 0-26082



                                  VIDAMED, INC.
             (Exact name of Registrant as specified in its charter)



               Delaware                                         77-0314454
               --------                                         ----------
 (State of incorporation or organization)                (IRS Employer I.D. No.)


                46107 Landing Parkway, Fremont, California 94538
                ------------------------------------------------
                    (Address of principal executive offices)

                                 (510) 492-4900
                                 --------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

         In September 1997, the Company offered all employees holding stock options with exercise prices greater than $4.813 per share the opportunity to exchange such options for new options with an exercise price of $4.813 per share. As a condition to such exchange, employees were required to agree to accept a six month blackout period during which they cannot exercise stock options and executive officers were required to agree to a 12-month blackout period.

         On September 22, 1997, the Company issued 2,517,652 shares of Common Stock to certain investors in a private placement at a purchase price of $4.75 per share. In connection with this transaction, the Company issued to such investors warrants to purchase an additonal 629,413 shares of Common Stock at a purchase price of $6.33 per share. The Company has agreed to register the purchased shares and the shares issued upon exercise of the warrants for resale by the investors.


Item 7.  Financial Statements and Exhibits.


          Exhibit No.                             Description
--------------------------------- ----------------------------------------------

              4.1 Purchase Agreement between the Registrant and certain investors dated September 22, 1997 together with form of warrant attached as exhibit B thereto.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                VIDAMED, INC.


Date:  September 23, 1997       By:      /s/ JAMES A. HEISCH
                                         --------------------------
                                         James A. Heisch,
                                         President and Chief Executive Officer

                          INDEX TO EXHIBITS FILED WITH
             THE CURRENT REPORT ON FORM 8-K DATED SEPTEMBER 24, 1997


       Exhibit                                 Description
---------------- ---------------------------------------------------------------

         4.1 Purchase Agreement between the Registrant and certain investors dated September 22, 1997 together with form of warrant attached as exhibit B thereto.